Exhibit 99.1

Kinnate Biopharma Inc. Reports Second Quarter 2023 Financial Results and Recent Corporate Updates

•	Received FDA clearance of IND application for brain-penetrant MEK inhibitor, KIN-7136; expect to enter the clinic with Phase 1 trial in the second half of 2023

•	Cash, cash equivalents and investments of $204.3 million as of June 30, 2023 anticipated to fund operations into early 2025

SAN FRANCISCO and SAN DIEGO – August 8, 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate” or the “Company”), a clinical-stage precision oncology company, today announced financial results for the second quarter of 2023 and recent corporate updates.

Nima Farzan, chief executive officer of Kinnate Biopharma Inc., stated, “We are pleased to receive FDA clearance of the IND application for our internally developed brain-penetrant MEK inhibitor, KIN-7136. This achievement underscores the rapid progress of Kinnate's in-house research efforts, which have effectively generated multiple clinical programs within only five years of our founding. In the balance of the year, we look forward to providing initial dose escalation data for KIN-3248, our investigational FGFR inhibitor, as well as additional data for the combination of exarafenib and binimetinib in NRAS-mutant melanoma. With an exciting array of catalysts on the horizon, we are confident in Kinnate’s pipeline growth.”

Pipeline Updates

•
Received clearance from the U.S. Food and Drug Administration (FDA) for the Investigational New Drug (IND) application of KIN-7136, a potentially brain-penetrant mitogen-activated protein kinase (MEK) inhibitor. The Company expects to enter the clinic in the second half of 2023 with KN-3603, a Phase 1 trial, to evaluate KIN-7136 in adult participants with advanced solid tumors that are driven by the mitogen-activated protein kinase pathway, primarily non-small cell lung cancer, including in participants with brain metastases. KIN-7136 will be evaluated as monotherapy and in combination with Kinnate’s investigational pan-RAF inhibitor, exarafenib.

•	First presentation on the structure and discovery of FGFR inhibitor, KIN-3248, upcoming at the 2023 American Chemical Society on August 16. (View Presentation Details)

•
Presented a poster at the 2023 American Society of Clinical Oncology Annual Meeting on circulating tumor DNA-based genomic landscape analysis for evaluating molecular brake and gatekeeper mutations in FGFR2. (View Poster).

Financial Results

•	As of June 30, 2023, total cash, cash equivalents and investments were $204.3 million, which is expected to fund current operations into early 2025.

•	Second quarter research and development expenses for 2023 were $26.3 million, compared to $19.8 million for the same period in 2022.

•	Second quarter general and administrative expenses for 2023 were $7.8 million, compared to $7.6 million for the same period in 2022.

•	Second quarter net loss for 2023 was $31.9 million, compared to $27.1 million for the same period in 2022.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company founded with a mission to inspire hope in those battling cancer by expanding on the promise of targeted therapies. The Company concentrates its efforts on addressing known oncogenic drivers for which there are currently no approved targeted therapies and to overcome the limitations associated with existing cancer therapies, such as non-responsiveness or the development of acquired and intrinsic resistance.

The Company’s lead product candidates are investigational pan-RAF inhibitor, exarafenib, which targets cancers with BRAF and NRAS-driven alterations, and investigational FGFR inhibitor, KIN-3248, which is designed for cancers with FGFR2 and FGFR3 alterations. The Company also has early-stage programs, including a potentially brain-penetrant MEK inhibitor and a cMET inhibitor that targets resistant variants. The Kinnate Discovery Engine drives the Company’s pipeline of small molecule candidates, prioritizing high selectivity, optimized pharmaceutical properties, broad genetic alteration coverage, overcoming resistance, and brain penetration. The Company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow the company on LinkedIn to learn about its most recent initiatives.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, the timing and presentation of initial clinical data for dose escalation of KIN-3248; the timing and presentation of additional dose escalation of exarafenib plus binimetinib combination; the planned initiation and conduct of a Phase 1 clinical trial evaluating KIN-7136 as monotherapy and in combination with exarafenib; statements regarding the potential benefits and properties of the Company’s product candidates; the Company’s planned presentation on the structure and discovery of KIN-3248 at a scientific conference; the period over which we estimate our existing cash, cash equivalents and investments will be sufficient to fund our operations; and statements by our chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including, among other things: operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; negative impacts of pandemics or other widespread public health concerns on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory and legal developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 that we are concurrently filing with the Securities and Exchange Commission (SEC), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and par value amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$34,507	$29,261
Cash at consolidated joint venture	-	25,725
Short-term investments	150,196	172,214
Prepaid expenses and other current assets	3,897	3,637
Total current assets	188,600	230,837
Property and equipment, net	2,667	3,071
Right-of-use lease assets	2,958	3,377
Long-term investments	19,579	39,139
Restricted cash	371	371
Other non-current assets	1,960	2,031
Total assets	$216,135	$278,826

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$2,696	$2,970
Accrued expenses	12,118	13,206
Current portion of operating lease liabilities	959	991
Total current liabilities	15,773	17,167
Operating lease liabilities, long-term	2,742	3,191
Total liabilities	18,515	20,358
Redeemable convertible noncontrolling interests	-	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at June 30, 2023 and December 31, 2022; 0 shares outstanding at June 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at June 30, 2023 and December 31, 2022; 47,051,450 and 44,342,292 shares issued and outstanding at June 30, 2023 and December 31, 2022 , respectively	5	4
Additional paid-in capital	522,178	484,237
Accumulated other comprehensive loss	(342)	(1,410)
Accumulated deficit	(324,221)	(259,363)
Total stockholders’ equity	197,620	223,468
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$216,135	$278,826

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30
	2023	2022	2023	2022

Operating expenses:
Research and development	$26,327	$19,767	$52,886	$39,414
General and administrative	7,808	7,639	15,902	15,051
Total operating expenses	34,135	27,406	68,788	54,465
Loss from operations	(34,135)	(27,406)	(68,788)	(54,465)
Other income, net	2,217	337	3,930	494
Net loss	$(31,918)	$(27,069)	$(64,858)	$(53,971)

Weighted-average shares outstanding, basic and diluted	46,655,966	44,002,391	46,036,212	43,942,986
Net loss per share, basic and diluted	$(0.68)	$(0.62)	$(1.41)	$(1.23)

Comprehensive loss:
Net loss	$(31,918)	$(27,069)	$(64,858)	$(53,971)
Other comprehensive loss:
Unrealized gain (loss) on investments	122	(557)	1,068	(2,213)
Total comprehensive loss	$(31,796)	$(27,626)	$(63,790)	$(56,184)